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                                                                   Exhibit 10.17

                      ASSET PURCHASE AGREEMENT BY AND AMONG
                         JUDGE TECHNICAL SERVICES, INC.,
                             THE JUDGE GROUP, INC.,
                              TECH STARS, INC. AND
                            DAVID HOOD AND SCOTT BASS


                  THIS ASSET PURCHASE AGREEMENT is dated as of October 12, 1998 by and among TECH STARS, INC. a Tennessee corporation (the "Seller"), DAVID HOOD and SCOTT BASS (collectively, the "Shareholders'"), JUDGE TECHNICAL SERVICES, INC., a Pennsylvania corporation (the "Buyer"), and THE JUDGE GROUP, INC., a Pennsylvania corporation ("TJG").

                                   BACKGROUND
                  The parties hereto desire to provide for the acquisition by Buyer of certain assets of Seller relating to, used, or held for use in its permanent and contract placement businesses (the "Business"), but excluding certain other assets and liabilities, all on the terms and conditions set forth in this Agreement.
                  NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

SECTION 1. ACQUISITION OF ASSETS.

1.1 Purchased Assets. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall, and Shareholders' shall cause Seller to, sell, convey, assign, transfer and deliver to Buyer, and Buyer agrees to purchase, accept and acquire from Seller, all of Seller's right, title and interest in and to all of the tangible and intangible properties and assets owned or held by Seller and relating to or used or held for use in connection with the Business, free and clear of all liens Liens (as defined herein), except as set forth in the Disclosure Statement pursuant to Section 4.3 hereof, including, without limitation, the following assets owned or held by Seller and each of the assets listed or required to be listed on the Disclosure Statement pursuant to Section
4.12 hereof, but excluding the Excluded Assets (as herein defined) (the "Purchased Assets"):

         (a) Cash;

         (b) Accounts Receivable;

         (c) All supplies, machinery, furniture, equipment and other personal property, including those items set forth on Schedule 1.1(c) hereto;

         (d) All inventions, whether or not patented, know-how, domestic and foreign letters patent, patent applications, patent licenses, software licenses and know-how licenses (including but not limited to the name "Tech Stars"), trade secrets (including but not limited to all results of research and development), trade names, trademarks, service-marks, copyrights, trademark registrations and applications, service mark registrations and applications, copyright registrations and applications and rights-to-use (collectively "Intellectual Property") as set forth on Schedule 1.1(d) hereto;

         (e) All right, title and interest in, to and under all purchase orders, sales agreements, equipment leases, distribution agreements, licensing agreements and other contracts, agreements and commitments of Seller ("Contracts") identified on Schedule 1.1(e);

         (f) Copies of all books and records predominantly relating to the Business or the Purchased Assets (including such books and records as are contained in computerized storage media), including all inventory, purchasing, accounting, sales, export, import, manufacturing, marketing, banking and shipping records and all files, contractor, consultant, customer/client and supplier lists, records, literature and correspondence, and marketing materials;

         (g) The leases (the "Leases") related to the facilities at 3310 West End Avenue, Suite 490-A, Nashville, Tennessee and 2801 Yorkmont Road, Suite 310, Charlotte, North Carolina 28208 (the "Facilities");

         (h) Any other assets of Seller's Business including those set forth on
Schedule 1.1(h) which are of a nature not customarily reflected in the books and records of a business, such as assets which have been written off for accounting purposes but which are still used by or of value to Seller with respect to the Business;

         (i) All Authorizations (as defined in Section 4.4(b)) associated with the Seller's Business and its operations; (j) All intangible assets and goodwill associated with the Seller's Business and its operations; and (k) Any other assets of Seller which are located at the Facilities and are associated with the Seller's Business. .

1.2 Excluded Assets. Notwithstanding anything to the contrary in Section 1.1 of this Agreement, Seller shall, and hereby does, retain the following rights, properties and assets which shall not be included in the Purchased Assets (the "Excluded Assets"):

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         (a) All employee records (excluding employment and non-competition agreements);

         (b) Seller' Employee Benefit Plan(s) (as defined below) and all obligations related thereto;

         (c) Seller' tax returns and records;

         (d) Seller's interest in insurance policies of Seller and proceeds thereof and rights thereunder;

         (e) Claims of Seller for federal state, local and foreign tax refunds and, tax loss carry forward benefits accruing prior to the Closing Date; and

         (f) All corporate books and records of Seller, including all corporate seals of Seller.

1.3 Liabilities to be Assumed by Buyer. Subject to the terms and conditions of this Agreement, at the Closing, Buyer shall assume and thereafter in due course pay and fully satisfy all liabilities, obligations and related expenses arising after the Effective Date pursuant to the terms of the Contracts and the Leases as well as all accrued compensation, accrued expenses and trade payables incurred in the ordinary course of business consistent with past practice and recorded on Sellers' books as of the Effective Date (the "Assumed Liabilities")

         Except as otherwise specifically provided for in this Section 1.3, Buyer shall not assume, or in any way be liable or responsible for, any liabilities, obligations or debts of Seller of any type or nature, including, without limitation, liabilities arising under any contracts not identified on
Schedule 1.1(e), any liabilities arising under any Employee Benefit Plan maintained by Seller or any ERISA Affiliate (as defined below) of Seller, any liabilities arising under any Employee Benefit Plan to which Seller or any ERISA Affiliate is or has been obligated to contribute, any medical, life, disability


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insurance liabilities, any workman compensation claims, any local, state, federal, payroll or other tax liabilities, liabilities relating to claims for damages based upon the breach by Seller of any federal, state or local environmental or occupational health and safety laws or regulations, liabilities related to products liability, tort claims or other litigation, any undisclosed liabilities, liabilities incurred for the costs and expenses of negotiating and consummating the transactions contemplated by this Agreement, liabilities incurred in connection with the termination of any of the Contracts to be transferred hereunder for which consent of the other party thereto is required but not obtained, any liabilities related to the classification of independent contractors, tort claims asserted against Seller or claims against Seller for breach of contract which are based on acts or omissions of Seller occurring on, before or after the Effective Date. As used herein, "ERISA Affiliate" shall refer to any trade or business, whether or not incorporated, under common control with the Seller within the meaning of Section 414(b), (c), (m) or (o) of the Code.

SECTION 2. PURCHASE PRICE AND PAYMENT.

2.1      Purchase Price.

         (a) The total consideration for the Purchased Assets shall be the cash and stock paid at Closing plus the assumption of the Assumed Liabilities and monies earned or paid in the form of a note described under paragraphs (c) and
(d) below, if any (the "Purchase Price").

         (b) At Closing, $850,000 of the Purchase Price shall be paid to Seller in cash by wire transfer pursuant to instructions previously provided by Seller to Buyer for that purpose and, in addition, 10,000 shares of unregistered TJG common stock (the "Shares") bearing an appropriate restrictive legend shall be delivered to Tech Stars.

         (c) At Closing, Buyer shall issue to Seller its promissory note in the form attached hereto as Exhibit II in the original principal amount of $250,000 (the "Note"). Payment of the Note shall be guaranteed by TJG pursuant to that certain Guaranty Agreement in the form attached hereto as Exhibit VIII (the "Guarantee").

         (d) An additional portion of the Purchase Price shall be paid in the form of an earnout (the "Earnout") with respect to the performance of the Business for the period from July 1, 1998 to December 31, 1998 (the "Earnout Period").

             (i) no later than April 30, 1999, Buyer shall pay Seller an amount equal to 100% of the aggregate EBIT for the Business during the Earnout Period, as calculated by Buyer. For purposes of this Agreement, EBIT is defined as earnings of the Business before interest and taxes which is accounted for under the accrual method of accounting consistent with Buyer's regular accounting policies, procedures and generally accepted accounting principles ("GAAP").

             (ii) in connection with the operation of the Business during the Earnout Period, Buyer agrees that for purposes of determining EBIT it will not charge any costs incurred by or on behalf of Buyer or TJG in connection with the transactions contemplated by this Agreement.

             (iii) in the event Seller disputes Buyer's calculation of EBIT, the disputed matters shall be referred to and determined by an independent auditor reasonably acceptable to both Buyer and Seller. The cost of such auditor shall be paid by the party which is not the prevailing party in such dispute.

2.2 Purchase Price Adjustment. The purchase price shall be adjusted (up or down) by any difference between the Net Worth of the Seller as indicated on the Balance Sheet attached hereto as Exhibit III (the "Initial Net Worth") and such Net Worth as of the day before the Closing Date (the "Closing Net Worth"). Net Worth is defined as the Purchased Assets including, without limitation, cash, accounts receivable, reserve for bad debt of $4430.48) less total liabilities of the Seller assumed by Buyer.

    (a) At Closing, Seller will present Buyer with a balance sheet as of the day before the Closing Date. At that time, an adjustment will be made to the cash component of the Purchase Price to reflect any difference between the Initial Net Worth and the Closing Net Worth. In the event that the Closing Net Worth exceeds the Initial Net Worth, the amount constituting the difference shall be added to the cash portion of the Purchase Price to be paid at Closing. In the event that the Closing Net Worth is less than the Initial Net Worth, the amount constituting the difference shall be subtracted from the cash portion of the Purchase Price to be paid at Closing Within thirty (30) days from Closing, Buyer's independent accountants shall have the right to review such calculation of the Closing Net Worth, and any disagreements will be resolved in a mutually acceptable manner. Payment of any agreed upon adjustment shall be made within forty-five (45) days from the Closing Date.

2.3 Allocation of Consideration. The Purchase Price shall be allocated among the Purchased Assets as set forth on Schedule 2.3 hereto. The parties shall report this transaction for tax purposes consistently with such allocation.


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SECTION 3. CLOSING.

3.1 Time and Place of Closing. The closing of the purchase and sale of the Purchased Assets (the "Closing") pursuant to this Agreement shall take place on October 13, 1998 via fax commencing at 11:00 A.M., local time or at such other date, time or place as may be agreed to by Buyer and Seller (the "Closing Date").

3.2 Deliveries at the Closing. At the Closing, in addition to the other actions contemplated elsewhere herein:

    (a) Seller shall deliver, or shall cause to be delivered, to Buyer the following:

        (i) a bill of sale satisfactory to Buyer transferring title to all of the Purchased Assets in the form attached as Exhibit IV hereto;

        (ii) such other instruments of transfer as shall be necessary or appropriate to vest in Buyer good and marketable title to the Purchased Assets;

        (iii) assignments satisfactory to Buyer of all Contracts whenever necessary;

        (iv) opinion letter of Seller's Counsel in the form attached hereto as
Exhibit V;

        (v) documents evidencing the assignment of the Leases; and

        (vi) balance Sheet as of the Closing Date;

    (b) Buyer shall deliver, or shall cause to be delivered, to Seller the following:

        (i) the cash portion of the Purchase Price;

        (ii) the Shares;

        (iii) the Note;

        (iv) the Guarantee;

        (v) the Bill of Sale; and

        (vi) an opinion letter of counsel to Buyer and TJG in the form attached hereto as Exhibit VII.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE SELLER AND SHAREHOLDERS. Certain representations and warranties made by Seller and Shareholders are modified as and to the extent set forth in the Disclosure Statement which has previously been delivered to Buyer at least two (2) business days prior to the Closing Date (the "Disclosure Statement") or as otherwise provided herein. Shareholders and Seller represent and warrant to Buyer as of the date of this Agreement as follows:

4.1 Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it. Seller is duly qualified to do business and is in good standing in each jurisdiction in which failure to be so qualified would have an adverse effect on the Business or the Purchased Assets. The Disclosure Statement sets forth a complete and accurate list with respect to Seller and all its affiliates, of each jurisdiction where it or an affiliate is authorized to do business, and Seller's capitalization (including the identity of Seller's stockholders and the number of shares held by each stockholder).

4.2 Power and Authorization. Seller has full legal right, power and authority to enter into and perform its obligations under this Agreement, the Employment Agreement, and the other agreements and documents required to be delivered by it prior to or at the Closing (the "Seller Transaction Documents"). The execution, delivery and performance by Seller of this Agreement and the Seller Transaction Documents have been duly authorized by all necessary corporate action on the party of Seller and Shareholders. This Agreement has been duly and validly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller and the Shareholders, enforceable against them in accordance with its terms. When executed and delivered as contemplated herein, the Transaction Documents shall constitute the legal, valid and binding obligation of Seller and the Shareholders which are parties thereto, enforceable against them in accordance with its terms.

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4.3 No Conflicts.

    (a) Except as described in the Disclosure Statement, the execution, delivery and performance of this Agreement and the Seller Transaction Documents do not and will not (with or without the passage of time or the giving of notice):

        (i) violate or conflict with any law, regulation, permit, license, certificate, judgment, order, award or other decision or requirement of any arbitrator, court, government or governmental agency or instrumentality, domestic or foreign, (collectively, "Laws"), binding upon Shareholders or Seller that is likely to have an adverse material effect on the Business;

        (ii) violate or conflict with, result in a breach of, or constitute a default or otherwise cause any loss of benefit under any Contract, or give to others any rights (including rights of termination, foreclosure, cancellation or acceleration) in or with respect to any of the Purchased Assets;

        (iii) result in, require or permit the creation or imposition of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance of any nature (collectively, a "Lien") upon or with respect to the Purchased Assets that is likely to, individually or in the aggregate, have a material adverse effect on the Purchased Assets;


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        (iv) cause Buyer to become subject to, or become liable for the payment of any tax for events occurring prior to the Closing Date; or

        (v) cause any of the Purchased Assets to be reassessed or revalued by any taxing authority or governmental body.

    (b) There are no judicial, administrative or other governmental actions, proceedings or investigations pending against Shareholders or Seller or, to the knowledge of Shareholders or Seller, threatened, that question any of the transactions contemplated by, or the validity of, this Agreement or any of the other agreements or instruments contemplated hereby or which, if adversely determined, is likely to have an adverse effect upon the ability of Shareholders or Seller to enter into or perform its obligations under this Agreement or any such other agreements or instruments. Neither Shareholders nor Seller have received any request from any governmental agency or instrumentality for information with respect to the transactions contemplated hereby.

4.4 Compliance with Laws.

    (a) Except as described in the Disclosure Statement: the operation of the Business and the Purchased Assets is, and at all times during the last two (2) years has been, in compliance in all material respects with all applicable Laws; and neither Shareholder nor Seller have had any basis to expect, and have not received, with respect to the Purchased Assets or the operation of the Business, during the last two (2) years, any notice, order or other communication from any governmental agency or instrumentality of any alleged, actual, or potential violation of or failure to comply with any Law.

    (b) All material federal, foreign, state, local and other governmental consents, licenses, permits, franchises, grants and authorizations (collectively, "Authorizations") required for the operation of the Business as currently conducted and as conducted during the last two (2) years are, except as otherwise described in the Disclosure Statement, in full force and effect without any default or violation thereunder by Seller or to Seller's knowledge by any other party thereto and neither Shareholder nor Seller have received any notice of any claim or charge that Seller is or within the last two (2) years had been in violation of or in default under any such Authorization. Except as described in the Disclosure Statement: (i) no proceeding is pending or, to the knowledge of Shareholders or Seller, threatened by any person to revoke or deny the renewal of any Authorization; and (ii) neither Shareholder nor Seller have been notified that any such Authorization may not in the ordinary course be renewed upon its expiration or that by virtue of the transactions contemplated hereby any such Authorization may not be granted or renewed or transferred to Buyer.

4.5 Securities Laws Matters

    (a) Seller acknowledges that the Shares (the "Securities"), will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration becomes or is available.

    (b) Seller represents and warrants that its principal place of business is located in the State of Tennessee and that Buyer has not communicated with Seller with respect to the offer or sale of the Securities at any time while Seller was located in any other state.

    (c) Seller represents and warrants that:

        (i) it is well versed in financial matters and has such knowledge and experience in financial and business matters and that it is fully capable of understanding the merits and risks of the investment being made in the Securities and the risks involved in connection therewith;

        (ii) it is acting herein for its own account and is acquiring the Securities for investment without a view to the resale or other distribution thereof. It is financially able to hold the Securities for long-term investment, believes that the nature and amount of the Securities to be acquired hereunder is consistent with its overall investment program and financial position, and recognizes that there are substantial risks involved in an investment in the Securities; and

        (iii) it has received and reviewed the prospectus related to the initial public offering of TJG common shares, its annual report on Form 10-K for the year ended December 31, 1997, and its quarterly reports on Form 10-Q for the three months ended March 31, 1998 and June 30, 1998.

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    (d) Seller acknowledges and agrees that TJG may, if it so desires, permit transfers, or authorize its transfer agent to permit transfers, of the Securities only when such Securities have been registered under the Securities Act or when the request for transfer is accompanied by satisfactory assurance (including, if requested, an opinion of counsel acceptable to TJG ) that the sale or proposed transfer does not require registration under the Securities Act, and Seller agrees that a legend to such effect will be placed on the Securities.

4.6 Litigation. Except as described in the Disclosure Statement, there are not now and during the last two (2) years there have not been any, claims, actions, suits, proceedings (arbitration or otherwise) or investigations involving or affecting the Business or the Purchased Assets before or by any court or governmental agency or instrumentality, or before an arbitrator of any kind; and no pending claim, action, suit, proceeding or investigation, if determined adversely, would individually or in the aggregate have a material adverse effect on the Business, or would result in a liability in excess of $10,000 in the case of any single action or $25,000 in the case of all such actions in the aggregate. To the knowledge of Shareholders and Seller, except as described in the Disclosure Statement, no such claim, action, suit, proceeding or investigation is presently threatened or contemplated and there are no facts which could reasonably serve as a basis for any such claim, action, suit, proceeding or investigation. There are no unsatisfied judgments, penalties or awards against or affecting the Business.


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4.7 Financial Statements.

    (a) The unaudited statements of income of the Business for the 12-month periods ended December 31, 1996 and 1997, compiled by Frazier, Dean & Howard("FD&H"), independent certified public accountant, a correct and complete copy of which is attached hereto as part of Schedule 4.8 of the Disclosure Statement, are true and correct in all material respects and present fairly results of Seller's operations for the fiscal periods then ended, in conformity with GAAP consistently applied in accordance with past practice, and includes all adjustments which are necessary for a fair presentation of the information shown.

    (b) The unaudited statement of income of the Business for the eight-month period August 31, 1998, compiled by FD&H independent certified public accountant, a correct and complete copy of which is attached hereto as part of
Schedule 4.8 of the Disclosure Statement, is true and correct in all material respects and present the results of Seller's operations for the period then ended, in conformity with GAAP applied on a consistent basis, and includes all adjustments which are necessary for a fair presentation of the information shown.

    (c) The unaudited balance sheet of the Business at August 31, 1998 (the "Balance Sheet"), compiled by FD&H independent certified public accountant, a correct and complete copy of which is attached hereto as part of Schedule 4.8 of the Disclosure Statement, is true and complete in all material respects and presents fairly the assets and liabilities, and financial position of the Business of the Seller as of such date, in conformity with GAAP applied on a consistent basis, and includes all adjustments which are necessary for a fair presentation of the information shown.

4.8 Accounts Receivable. All accounts receivable reflected on the Balance Sheet or included in the Purchased Assets have been acquired or have arisen only in the ordinary course of business, consistent with past practice, and are not subject to defenses, set-offs or counterclaims. All of such accounts receivable are generally due within 30 days after being accrued on the books of the Seller and have been collected, or are collectible within 180 days after billing, in the full aggregate recorded amounts thereof, less, in the case of the accounts receivable reflected on the Balance Sheet, an allowance for doubtful accounts in the amount of two (2) percent of the Accounts Receivable balance (the "Doubtful Account Reserve") as shown on the Balance Sheet. The Doubtful Account Reserve has been mutually agreed to by Seller and Buyer. Schedule 4.9 of the Disclosure Statement lists the Business's accounts receivable as of the Balance Sheet date, specifying the account debtor, the face amount of the receivable and the age of the receivable.

4.9 Personal Property. Except as described in the Disclosure Statement: (a) the Seller has good and valid title to all of the Purchased Assets free and clear of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance; and (b) all Purchased Assets owned or leased by the Seller are in the possession or under the control of the Seller, are suitable for the purposes for which they are currently being used and are of a condition, nature and quantity sufficient for the conduct of the Business as it is presently conducted.

4.10 List of Properties, Contracts, etc. The Disclosure Statement lists or adequately describes the following:

    (a) Each vehicle, item of machinery, equipment and other tangible asset (other than real property) included in the Purchased Assets with a fair market or book value in excess of $1,000 in respect of any item, and location thereof;

    (b) Each Authorization employed in the Business;

    (c) Each (i) fictitious business name, tradename, registered and unregistered trademark, service mark and related application (the "Marks"), (ii) patent, patent right and patent application (collectively, "Patents"), (iii) copyright in published and material unpublished works ("Copyrights"), computer programs and software, including Seller's website ("Software"), (iv) proprietary formula, trade secret, formulation and invention ("Trade Secrets"), and (v) license and permit issued or granted by any person relating to any of the foregoing; in each case included in the Purchased Assets and owned, leased, used or held by, granted to or licensed by Seller as licensor or licensee, together with all other interests therein granted by Seller to any other person and all agreements with respect to any of the foregoing to which Seller is a party.

    (d) Each contract, agreement or commitment which restricts or purports to restrict any business activities or freedom of Seller or the officers, employees or consultants of Seller to engage in the Business or to compete with any person;


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    (e) Each contract, agreement or commitment involving the performance of services or delivery of goods or materials by or to Seller;

    (f) Each contract, agreement or commitment relating to the Business to which Seller is a party or is otherwise bound providing for payments (contingent or otherwise) to or by any person or entity based on sales, purchases or profits, other than direct payments for goods, and each other contract, agreement or commitment relating to the Business to which Seller is a party or by which it or any Purchased Assets are otherwise bound which is material to its business, operation, financial condition or prospects;

    (g) Each form of contract, employee non-disclosure and non-competition agreement or commitment used by Seller as a standard form in the ordinary course of the Business;

    (h) A summary of each policy and binder of insurance, owned by, or maintained in the preceding two (2) years for the benefit of, or respecting which any premiums are paid directly or indirectly by Seller relating to the Business;

    (i) Each insurance claim made or loss incurred in the preceding two (2) years pursuant to any workers' compensation, liability or other insurance policy for a claim in excess of $5,000; and

    (j) Each outstanding power-of-attorney or similar power relating to the Business granted by Seller for any purpose whatsoever.

    Seller has furnished or, on request, will furnish or make available to Buyer true and complete copies of each agreement, plan and other document required to be disclosed on the Disclosure Statement pursuant to this Agreement.

4.11 Contracts. Except as described in the Disclosure Statement, each Contract was made in the ordinary course of business, is in full force and effect and is valid, binding and enforceable against the parties thereto in accordance with its terms. Except as described in the Disclosure Statement, Seller has performed all obligations required to be performed by it under each such Contract and Lease, and no condition exists or event has occurred which with notice or lapse of time would constitute a default or a basis for delay or non-performance by Seller or, to the best knowledge of Seller, by any other party thereto. Seller does not have any liabilities, whether fixed or contingent, relating to or arising out of contracts with the United States government or any agency thereof or any other customers, including, but not limited to, claims arising out of pricing provisions therein. There is no contractual or other requirement for any employee of the Business to obtain or maintain a security clearance with respect to any governmental agency or instrumentality. Except as described in the Disclosure Statement, each other party to each such Contract and Lease has consented or been given sufficient notice (where such consent or notice is necessary) that the same shall remain in full force and effect following the Closing.

4.12 Intellectual Property. Except as otherwise described in the Disclosure Statement, Seller is the sole owner or has the exclusive perpetual right to use without consideration, all Intellectual Property, free and clear of any lien, security interest, restriction, encumbrance or other adverse claim; Seller has not granted or licensed to any person any rights with respect to any Intellectual Property and no other person has any rights in or to any of the Intellectual Property (including, without limitation, any rights to market or distribute any of the Intellectual Property); the rights of Seller in and to any of the Intellectual Property will not be limited or otherwise affected by reason of any of the transactions contemplated hereby; and the Intellectual Property is sufficient for the conduct of the Business as it is presently conducted. The Intellectual Property does not infringe and, to Seller's knowledge, is not alleged to have infringed any trademark, copyright, patent or other proprietary right of any person.

4.13 Customers and Suppliers. No present customer or supplier has terminated or materially reduced, or has given written notice that it intends to terminate or materially reduce, the amount of business done with Seller with respect to the Business. Neither Shareholder nor Seller are aware of any such intention on the part of any such customer, supplier or vendor, whether or not in connection with the transactions contemplated hereunder. There are not now and during the last two (2) years there have not been any disputes or controversies involving, in the aggregate, more than $5,000 between Seller and any customer, supplier or other person regarding the quality, merchantability or safety of, or involving a claim of breach of warranty which has not been fully resolved with respect to warranties provided by the Business.

4.14 Taxes. All federal, state, local and foreign income, profits, franchise, sales, use, value added, payroll, premium, occupancy, property, severance, excise, withholding, customs, unemployment, transfer and other taxes, including interest, additions to tax and penalties (collectively "Taxes") relating to the Business due or properly shown to be due on any return filed by Seller with respect to taxable periods ending on or prior to, and the portion of any interim period up to, the date hereof have been fully accrued or fully and timely paid; and there are no levies, liens, or other encumbrances relating to Taxes existing, threatened or pending with respect to any Purchased Asset.


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4.15 Employee Benefits.

     (a) The Disclosure Statement contains a complete and correct list of all benefit plans, arrangements, commitments and payroll practices (whether or not employee benefit plans) ("Employee Benefit Plans") as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including, without limitation, sick leave, vacation pay, severance pay, salary continuation for disability, consulting or other compensation arrangements, retirement, deferred compensation, bonus, incentive compensation, stock purchase, stock option, health including hospitalization, medical and dental, life insurance and scholarship programs ("Employee Benefit Plans") maintained for the benefit of any present or former employees of the Business.

     (b) With respect to each Employee Benefit Plan required to be listed on the Disclosure Statement: (i) each Employee Benefit Plan has been administered in compliance with its terms, and is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and all other applicable Laws (including, without limitation, the funding and prohibited transaction provisions of ERISA and the Code, continuation coverage obligations pursuant to Title V of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and the Family and Medical Leave Act of 1993 ("FMLA")); (ii) the Seller has made or provided for all contributions required under the terms of such Plans; (iii) there are and during the past three (3) years there have been no inquiries, proceedings, claims or suits pending or threatened by any governmental agency or authority or by any participant or beneficiary against any of the Employee Benefit Plans, the assets of any of the trusts under such Plans or the Plan sponsor or the Plan administrator, or against any fiduciary of any of such Employee Benefit Plans with respect to the design or operation of the Employee Benefit Plans; (iv) each Employee Pension Benefit Plan (as defined in Section 3(2) of ERISA) which is intended to be "qualified" within the meaning of Section 401(a) of the Code is and has from its inception been so qualified, and any trust created pursuant to any such Employee Pension Benefit Plan is and has been from its inception exempt from federal income tax under Section 501(a) of the Code and the IRS has issued each such Plan a favorable determination letter which is currently applicable or an application for such a determination letter shall be made prior to the expiration of the applicable remedial amendment period; (v) Seller is not aware of any circumstance or event which would jeopardize the tax-qualified status of any such Employee Pension Benefit Plan or the tax-exempt status of any related trust; and (vi) Seller has, prior to the Closing, delivered to Buyer, with respect to all Employee Benefit Plans listed in the Disclosure Statement, true, complete and correct copies of the following: all plan documents, handbooks, manuals, collective bargaining agreements and similar documents governing employment policies, practices and procedures; all the most recent summary plan descriptions and any subsequent summaries of material modifications and all other material employee communications discussing any employee benefit; Forms 5500 (including audit reports) as filed with the IRS for the most recent four
(4) plan years; the most recent report of the enrolled actuary for all plans requiring actuarial valuation; all trust agreements with respect to employee benefit plans; plan contracts with service providers and plan contracts with insurers providing benefits for participants or liability insurance for fiduciaries and other parties in interest or bonding; most recent annual audit and accounting of plan assets for all funded plans; and most recent IRS determination letter for all plans qualified under Section 401(a) of the Code.

     (c) Seller does not maintain and has never maintained or been obligated to contribute to a "Multiemployer Plan" (as such term is defined by Section 4001(a)(3) of ERISA), and Seller is not bound by any collective bargaining agreement or legally binding arrangement to maintain or contribute to any Employee Benefit Plan.

     (d) Seller does not maintain and has never maintained or been obligated to contribute to a Defined Benefit Plan (as defined in Section 3(35) of ERISA).

     (e) All reports and information required to be filed with the Department of Labor and IRS or with plan participants and their beneficiaries with respect to each Employee Benefit Plan required to be listed on the Disclosure Statement have been filed and all annual reports (including Form 5500 series) of such Plans were certified, if applicable, without qualification by each Plan's accountants and actuaries. There has been no material change with regard to any such Employee Benefit Plan since the last annual report.

     (f) All Employee Benefit Plans required to be listed on the Disclosure Statement may, without liability, be amended, terminated or otherwise discontinued except as specifically prohibited by federal law.

     (g) Any bonding required under ERISA with respect to any Employee Benefit Plan required to be listed on the Disclosure Statement has been obtained and is in full force and effect and no funds held by or under the control of the Seller or any ERISA Affiliate are plan assets.

     (h) Seller does not maintain any retired life and/or retired health insurance plans which provide for continuing benefits or coverage for any employee or any beneficiary of an employee after such employee's termination of employment.

     (i) Seller is not bound by any collective bargaining agreement of legally binding arrangement to maintain or contribute to any Employee Benefit Plan.

     (j) There has been no material violation of the "continuation coverage requirements" of "group health plans" of former section 162(k) of the Code (as in effect for tax years beginning on or before December 31, 1988) and of section 4980B of the Code (as in effect for tax years beginning on and after January 1, 1989) and Part 6 of Subtitle B of Title I of ERISA with respect to any group health plan of Seller to which such continuation coverage requirements apply.


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

     (k) There has been no material violation of the health insurance obligations imposed by section 9801 of the Code and Part 7 of Subtitle B of Title I of ERISA ("HIPAA") with respect to any Employee Benefit Plan of Seller which is a group health plan (as defined under Section 5000(b) (1) of the Code or Part 6 of Subtitle B of Title I of ERISA) to which such insurance obligations apply.

4.16 Labor Matters.

     (a) Except as described in the Disclosure Statement: (i) to the knowledge of Shareholders and Seller, no application or petition for certification of a collective bargaining agent is pending and none of the employees of Seller engaged in the Business are, or during the last two (2) years have been, represented by any union or other bargaining representative; (ii) to the knowledge of Shareholders and Seller, during the last two (2) years, no union has attempted to organize any group of the employees of Seller engaged in the Business, and no group of the employees of Seller engaged in the Business has sought to organize themselves into a union or similar organization for the purpose of collective bargaining; (iii) during the last two (2) years there has not been and there is not currently pending any labor arbitration or proceeding in respect of the grievance of any employee engaged in the Business, any application, charge or complaint filed by any employee or union with the National Labor Relations Board or any comparable state or local agency, any strike, slowdown, picketing or work stoppage by any employees at the Facilities, any lockout of any such employees or any labor trouble or other labor-related controversy, occurrence or condition; and (iv) no agreement restricts Seller from relocating or closing the Facilities or any portion thereof.

     (b) Except as described in the Disclosure Statement with respect to the Business and the Facilities, Seller has not been cited for violations of the Occupational Safety and Health Act of 1970, 29 U.S.C. sec. 651 et seq. ("OSHA"), any regulation promulgated pursuant to OSHA, or any other statute, ordinance, rule, or regulation establishing standards of workplace safety, or paid any fines or penalties with respect to any such citation. Except as described in the Disclosure Statement: (i) there have not been any inspections of the Facilities by representatives of the Occupational Safety and Health Administration or any other government agency vested with authority to enforce any statute, ordinance, rule or regulation establishing standards of workplace safety; (ii) to the knowledge of either Shareholder and Seller, no representative of any such government agency has attempted to conduct any such inspection or sought entry to the Facilities for that purpose; (iii) Seller has not been notified of any complaint or charge filed by any employee or employee representative with any such government agency which alleges that Seller has violated OSHA or any other statute, ordinance, rule or regulation establishing standards of workplace safety; (iv) Seller has not been notified that any employee or employee representative of the Business has requested that any such government agency conduct an inspection of the Facilities to determine whether violations of OSHA or any other such statute, ordinance, rule or regulation may exist; and (v) to Seller's knowledge, Seller does not maintain any condition, process, practice or procedure at the Facility which would be deemed a material violation of OSHA or any other statute, ordinance, regulation or rule establishing standards or workplace safety.

     (c) Attached to the Disclosure Statement are true and correct copies of each OSHA Form No. 200 completed and maintained by Seller at the Facilities for the last two (2) years.

4.17 Employees. The Disclosure Statement sets forth the following information for each employee of Seller engaged in the Business (including each such person on leave or layoff status) (collectively, the "Employees"): employee name and job title; current annual rate of compensation (identifying bonuses separately) and any change in compensation since June 30, 1998; vacation accrued and service credited for purposes of vesting and eligibility to participate in applicable Employee Benefit Plans; description of any material pre-existing condition known to Seller with respect to any applicable Employee Benefit Plan; and any automobile leased or owned by Seller primarily for use by any of the foregoing persons. Except as described in the Disclosure Statement, none of Employees is a party to, or is otherwise bound by, any agreement or arrangement with any person or entity other than Seller which limits or adversely affects the performance of his or her duties, the ability of Seller to conduct the Business, or his or her freedom to engage in the Business (including, without limitation, any confidentiality, non-competition, non-solicitation or proprietary rights agreement). The Disclosure Statement lists or describes each employment, severance, change of control, consulting, commission, agency and representative agreement or arrangement relating to the Business to which Seller is a party or is otherwise bound, including, without limitation, all agreements and commitments relating to wages, hours or other terms or conditions of employment including, but not limited to, any oral or written agreements or promises relating to the granting of an ownership or profit-sharing interest in the Business (other than unwritten employment arrangements terminable at will without payment of any contractual severance or other amount). Seller has properly classified as "employees," and has paid all required withholding taxes with respect to, all persons who qualify as employees under the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

4.18 Full Disclosure.

     (a) All documents and other papers delivered by or on behalf of Shareholders and Seller in connection with the transactions contemplated by this Agreement are accurate and complete in all material respects and are authentic. No representation or warranty of Shareholders or Seller contained in this Agreement or the Disclosure Statement contains any untrue statement of a material fact or omits to state a fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading in any material respect.


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

     (b) Except as described in this Agreement or the Disclosure Statement, there is no fact known to Shareholders or Seller (other than general economic or industry conditions) which materially adversely affects or, so far as Shareholders or Seller can reasonably foresee, materially threatens, the assets, business, prospects, financial condition or results of operations of the Business or the ability of Shareholders or Seller to perform this Agreement.

4.19 Net Worth Guarantee The book value of the tangible Purchased Assets delivered to Buyer (which Purchased Assets shall include cash or equivalents) pursuant to Section 1.1 less the liabilities assumed by Buyer pursuant to
Section 1.3 (the "Net Assets") shall be at least $175,000.00.

4.20 Absence of Changes or Events. Except as described on the Disclosure Statement and except for actions taken after the date hereof pursuant to a specific covenant hereunder, since the June 30, 1998 the Seller has not :

     (a) Declared or paid any dividend or other distribution or payment in respect of the shares of capital stock of Seller or any repurchase or redemption of any such shares of capital stock or other securities or made any other payment to Shareholders;

     (b) Discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to Purchased Assets or the Business;

     (c) Sold, assigned or transferred any of its assets or properties except in the ordinary course of business consistent with past practice;

     (d) Created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected to any Lien, any of its Purchased Assets, other than the liens, if any, for current taxes not yet due and payable;

     (e) Made or suffered any amendment or termination of any Contract, or other agreement or commitment to which it is a party or by which it is bound or canceled, modified or waived any debts or claims held by it, other than in the ordinary course of business consistent with past practice, or waived any right of substantial value, whether or not in the ordinary course of business;

     (f) Suffered any damage, destruction or loss, whether or not covered by insurance, of any item carried on its books of account at more than $1,000, or suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utility services required to conduct its Business;

     (g) Suffered any decrease in its retained earnings or working capital, or any material adverse change in its Business;

     (h) Suffered any adverse change or any threat of an adverse change in its relation with, or any loss or threat of loss of, any of its customers other than usual attrition in the ordinary course of customers that are not individually or in the aggregate material to the Business;

     (i) Made any capital expenditure or capital addition or betterment except such as may be involved in ordinary repair, maintenance and replacement of its Purchased Assets;

     (j) Increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its Shareholders, directors, officers, employees or independent contractors, or made any increase in, or any addition to, other benefits to which any of its Shareholders, directors, officers or employees may be entitled;

     (k) Changed any of the accounting principles followed by it or the methods of applying such principles; or

     (l) Entered into any material transaction or any transaction other than in the ordinary course of business consistent with past practice.

4.21 Affiliate Agreements. Except as described in the Disclosure Statement, there are no agreements, arrangements or understandings between Seller on the one hand and Shareholders or any present or former director, shareholders or officer of Seller or any member of the immediate family of or any person or entity controlling or controlled by any of such persons (a "Related Party"). No such agreements or arrangements between Seller and all Related Parties are included in the Purchased Assets. Shareholders have no ownership interest in any supplier or contractor of Seller.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF BUYER AND TJG

     Buyer and TJG jointly and severally hereby represents and warrants to Shareholders and Seller as of the date of this Agreement as follows:


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

5.1 Organization and Good Standing. Buyer is a Pennsylvania corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania and has all necessary corporate power and authority to carry on its business as presently conducted, to own and lease the assets which it owns and leases and to perform all its obligations under each agreement and instrument by which it is bound. TJG is a Pennsylvania corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania and has all necessary corporate power and authority to carry on its business as presently conducted, to own and lease the assets which it owns and leases and to perform all its obligations under each agreement and instrument by which it is bound.

5.2 Power and Authorization. Buyer has full legal right, power and authority to enter into and perform its obligations under this Agreement and under the other agreements and documents (the "Buyer Transaction Documents") required to be delivered by it prior to or at the Closing. The execution, delivery and performance by Buyer of this Agreement and the Buyer Transaction Documents have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Buyer and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. When executed and delivered as contemplated herein, each of the Buyer Transaction Documents shall constitute the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms. TJG has full legal right, power and authority to enter into and perform its obligations under this Agreement and under the other agreements and documents (the "TJG Transaction Documents") required to be delivered by it prior to or at the Closing. The execution, delivery and performance by TJG of this Agreement and the TJG Transaction Documents have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by TJG and constitutes its legal, valid and binding obligation, enforceable against it is accordance with its terms. When executed and delivered as contemplated herein, each of the TJG Transaction Documents shall constitute the legal, valid and binding obligation of TJG, enforceable against it in accordance with its terms.

5.3 No Conflicts.

    (a) The execution, delivery and performance of this Agreement and the Buyer Transaction Documents do not and will not (with or without the passage of time or the giving of notice):

        (i) violate or conflict with any provision of Buyer's or TJG's respective Articles of Incorporation, by-laws or of any Law binding upon Buyer or TJG; or

        (ii) violate or conflict with, result in a breach of, or constitute a default or otherwise cause any loss of benefit under any material agreement or other material obligation to which either Buyer or TJG is a party.

    (b) No consents or approvals of, or registrations, notifications, filings and/or declarations with, any court, government or governmental agency or instrumentality, creditor, lessor or other person are required to be given or made by Buyer or TJG in connection with the execution, delivery and performance of this Agreement and the other agreements and instruments contemplated herein, other than such as have been obtained or made or which the failure to obtain would not have a material adverse affect on Buyer's or TJG's ability to consummate the transactions contemplated herein and therein.

    (c) There are no judicial, administrative or other governmental actions, proceedings or investigations pending or, to the knowledge of Buyer or TJG, threatened, that question any of the transactions contemplated by this Agreement or the validity of this Agreement or any of the other agreements or instruments contemplated hereby or which, if adversely determined, would have an a material adverse effect upon the ability of Buyer or TJG to enter into or perform their respective obligations under this Agreement or any of the other agreements or instruments contemplated hereby. Neither Buyer nor TJG has received any request from any governmental agency or instrumentality for information with respect to the transactions contemplated hereby.

5.4 Brokers. No agent's, broker's or finder's fee or commission shall be payable by the Seller or the Shareholders in connection with the transactions contemplated hereby by virtue of or resulting from any action or agreement by the Buyer or TJG.

5.5 Capital Structure. The capital structure of the TJG is as presented in its most recent filings with the U.S. Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a true and complete copy of which has been delivered to Seller..

SECTION 6. EMPLOYEE BENEFITS AND EMPLOYMENT.

6.1 Employment.

    (a) Buyer will offer employment to each employee of the Business listed on
Schedule 6.1 attached hereto at a rate of pay at least equal to such employee's rate of pay (base and bonus) in effect on, and with such benefits as shall be, in the aggregate, generally comparable to such employee's benefits immediately prior to, the Closing Date. Employees who accept such employment shall be referred to as "Transferred Employees" for purposes of this Agreement. Seller shall be responsible for any severance pay obligations with respect to individuals employed in the Business who are not Transferred Employees and whose employment with Seller is terminated. Anything contained in or implied by the provisions of this Section 6.1 to the contrary notwithstanding, the provisions of this Section shall not create any third-party beneficiary rights in any person, including any Transferred Employee.


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

    (b) Each Transferred Employee wishing to be eligible to receive stock option grants pursuant to The Judge Group, Inc. 1996 Incentive Stock Option and Non-Qualified Stock Option Plan for Key Employees and Non-Employee Directors will, after a period of consideration ending on November 13, 1998, be required to sign Buyer's Non-Solicitation and Confidentiality Agreement in order to receive options.

6.2 Employee Pension Benefit Plans. The benefits under any Employee Pension Benefit Plan (as defined in Section 3(2) of ERISA) maintained by Seller which have accrued to any Transferred Employee as of the Closing Date shall be frozen as of the Closing Date and no further benefits shall accrue under any such Employee Pension Benefit Plan with respect to such Transferred Employee. Buyer assumes no responsibility with respect to any such Employee Pension Benefit Plan.

6.3 Employee Welfare Benefit Plans. Buyer shall assume and continue the Employee Welfare Benefit Plans (as defined in Section 3(1) of ERISA) maintained by Seller as of the Closing Date with respect to the Transferred Employees in accordance with the terms and conditions of this Section 6.3 and such Employee Welfare Benefit Plans. However, Buyer reserves the right to modify, amend, suspend, or terminate such Employee Welfare Benefit Plans at any time after the Closing Date. Notwithstanding the foregoing, Seller shall remain responsible and liable for any acts or omissions by Seller with respect to such Employee Welfare Benefit Plans occurring prior to the Closing Date.

    In addition, Seller shall remain responsible for any injury sustained prior to the Closing Date that is related to a worker's compensation claim prior to the Closing Date.

6.4 Vacation and Holidays. Buyer will provide to the Transferred Employees the same vacations and holidays as provided by Seller through December 31, 1998.

6.5 Health Continuation Coverage. Seller shall be responsible for all health continuation coverage requirements of the Code and ERISA for all periods prior to the Closing Date. Buyer shall be responsible for all health continuation coverage requirements of the Code and ERISA for Transferred Employees for all periods subsequent to the Closing Date.

6.6 Health Insurance Portability and Accountability Act. Seller shall be responsible for all health insurance obligations imposed by HIPAA with respect to any Employee Welfare Benefit Plan which is a group health plan (as defined under Section 5000(b)(1) of the Code or Part 6 of Subtitle B of Title I of ERISA) for all periods prior to the Closing Date. Buyer shall be responsible for all HIPAA obligations with respect to any Employee Welfare Benefit Plan which is a group health plan and which is assumed by Buyer for Transferred Employees for all periods subsequent to the Closing Date.

6.7 Reporting and Disclosure Requirements. Seller shall be responsible for filing all annual reports and satisfying all other reporting and disclosure requirements with respect to any Employee Benefit Plan for all Plan Years, ; provided however that with respect to Employee Benefit Plans assumed under
Section 6.3, Buyer shall be responsible for satisfying disclosure requirements which arise following Closing and for filing annual reports for plan years ending after the Closing Date.

6.8 Employee Records. Seller shall grant Buyer full access to all employee records relating to the Transferred Employees.

SECTION 7. CERTAIN CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.

    The obligation of Buyer to consummate the acquisition of the Purchased Assets is subject to the fulfillment by or at the Closing of each of the following conditions:

7.1 Representations and Warranties. The representations and warranties of Shareholders and Seller contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true and correct.

7.2 Performance of Covenants. Shareholders and Seller shall have performed or complied with all of the agreements, covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.


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7.3 Net Asset Value. Seller shall have delivered to Buyer at the Closing Net
Worth of at least $175,000.00.

7.4 Approvals. The consent or approval of all persons necessary for the consummation of the transactions contemplated hereby shall have been obtained and no such consent or approval: (a) shall have been conditioned upon the modification, cancellation or termination of any lease, commitment, agreement, easement, right or Authorization included in the Purchased Assets; or (b) shall impose on the Buyer, any condition, provision or requirement not presently imposed upon Seller, and which is described in the Disclosure Statement, or any condition that would be more restrictive after the Closing on Buyer, than the conditions presently imposed on Seller.

7.5 Legal Matters. The Closing shall not violate any order or decree of any court or governmental body of competent jurisdiction and no suit, action, proceeding or investigation shall have been brought or threatened by any person (other than the Buyer or an affiliate of Buyer) which questions the validity or legality of this Agreement or the transactions contemplated hereby.

7.6 No Material Adverse Change. There shall not have been any material adverse change or threat of material adverse change in the Business or the Purchased Assets since June 30, 1998, or in any development of a nature that is, or is likely to be materially adverse to the Business or the Purchased Assets since that date.

7.7 Opinion of Counsel. Buyer shall have received the opinion satisfactory to Buyer of Henry, Meier & Jones, .L.L.P. counsel for Shareholders and Seller, in the form attached hereto as Exhibit V dated as of the Closing Date.

7.8 Closing Certificates. The Buyer shall have received certificates from the Seller, dated the Closing Date, certifying in such detail as the Buyer may reasonably request that the conditions specified in Sections 7.1, 7.2 and 7.3 hereof have been fulfilled.

7.9 Employment Agreement. The Buyer shall have received an executed copy of the Employment Agreement for Scott Bass.

SECTION 8. CERTAIN CONDITIONS PRECEDENT TO OBLIGATIONS OF SHAREHOLDERS AND
SELLER.

    The obligation of Shareholders and Seller to consummate the sale of the Purchased Assets is subject to the fulfillment by or at the Closing of each of the following conditions:

8.1 Representations and Warranties. Buyer's and TJG's representations and warranties contained in this Agreement shall be deemed to have been made again at and as at the Closing and shall then be true and correct.

8.2 Performance of Covenants. Buyer and TJG shall have performed or complied with all of the agreements, covenants and conditions required by this Agreement to be performed or complied with by such party prior to or at the Closing.

8.3 Approvals. All third party consents, novations and governmental approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been obtained in a form reasonably satisfactory to the Seller and the Shareholders.

8.4 Legal Matters. The Closing shall not violate any order or decree of any court or governmental body of competent jurisdiction and no suit, action, investigation, or legal or administrative proceeding shall have been brought or threatened by any person (other than Seller or an affiliate of Seller) which questions the validity or legality of this Agreement or the transactions contemplated hereby.

8.5 Leases. Buyer shall have assumed the Leases.

8.6 Closing Certificates. The Seller shall have received certificates from the Buyer and TJG, dated the Closing Date, certifying in such detail as the Seller may reasonably request that the conditions specified in Sections 8.1 and 8.2 hereof have been fulfilled.

8.7 Opinion of Counsel. Seller shall have received the opinion satisfactory to Seller, of Drinker, Biddle and Reath, counsel for Buyer and TJG, in the form attached hereto as Exhibit VII, dated as of the Closing Date.


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

8.8 Grant of Options. The Seller shall have received from TJG copies of stock option awards which, in the aggregate, evidence the grant to the Transferred Employees of options to acquire 15,000 share of TJG common stock.

8.9 Employment Agreement. Seller shall have received from Buyer an executed original of the Employment Agreement by and between Scott Bass and Buyer in the form attached hereto as Exhibit I.

SECTION 9. CERTAIN POST-CLOSING MATTERS; COVENANTS

9.1 Confidential Information. From and after the Closing, unless expressly consented to in writing by Buyer, Shareholders and the Seller shall not, directly or indirectly, use or disclose to any third person, any trade secret, financial data, customer list, pricing or marketing policies or plans or other proprietary or confidential information relating to the Business.

9.2 Covenant Not to Compete. Each Shareholder agrees that, unless acting with the prior written consent of the Buyer, he will not, directly or indirectly,

    (a) For a period of two (2) years after the Closing Date, within 100 miles of any office location for which such Shareholder has management responsibility, or for a period of one (1) year after the Closing Date and within 100 miles of a location in which there is any office or facility of the Buyer: (i) without the prior written approval of Buyer, which approval may be granted or denied in the sole discretion of the Buyer, directly or indirectly, own, manage, operate, control, be employed by, consult with, participate in, or be connected in any manner with the ownership, management, operation, or control of any business which engages, directly or indirectly, in the (a) placement of technical personnel or (b) business of providing technical project management services in competition with the Buyer's business as conducted on the date hereof; (ii) be or become a stockholder, partner, owner, officer, director or employee or agent of, or a consultant to or give financial or other assistance to, any person or entity considering engaging in any such activities or so engaged; (iii) seek in competition with the business of Buyer to procure orders from or do business with any customer of Buyer for which Buyer has provided services in the preceding twelve (12) months; (iv) solicit, or contact with a view to the engagement or employment by, any person or entity of any person who is an employee or contractor of Buyer; (v) seek to contract with or engage (in such a way as to adversely affect or interfere with the business of Buyer) any person or entity who has been contracted with or engaged to manufacture, assemble, supply or deliver products, goods, materials or services to Buyer; (vi) engage in or participate in any effort or act to induce any of the customers, associates, consultants, or employees of Buyer or any of its affiliates to take any action which is materially disadvantageous to Buyer or any of its affiliates; provided, however, that nothing herein shall prohibit such Shareholder and his affiliates from owning as passive investors, in the aggregate not more than 5% of the outstanding publicly traded stock of any corporation so engaged; and

    (b) For a period of two (2) years after the Closing Date, in any manner contact, induce, solicit or influence any client of the Business or of the Buyer or any of its affiliates to cause such client to terminate its relationship with the Business and/or Buyer.

    In the event that the provisions of this Section 9.2 should ever be deemed to exceed the time or geographic limitations or any other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum permitted by applicable law. Shareholders and Seller specifically acknowledge and agree that the foregoing restrictions are reasonable and necessary to protect the legitimate interests of Buyer, that Buyer would not have entered into this Agreement in the absence of such restrictions, that any violation of such restrictions will result in irreparable injury to the Buyer, that the remedy at law for any breach of the foregoing restrictions will be inadequate, and that, in the event of any such breach, the Buyer, in addition to any other relief available to it, shall be entitled to temporary injunctive relief before trial from any court of competent jurisdiction as a matter of course and to permanent injunctive relief without the necessity of quantifying actual damages.

    (c) If Buyer shall fail to pay any Seller any amount required to be paid by Buyer hereunder or under the Note, and such failure shall be continuing for 30 days after written notice from such Seller to Buyer, Seller and the Shareholders shall be released from the non-competition provision set forth in this Section 9.2; provided, however, that the exercise by Buyer of any right of set-off as provided in Section 10.6 hereof shall not release the Seller or any Shareholder from the non-competition provision set forth in this Section 9.2.

9.3 Pursuit of Authorizations. Shareholders and Seller shall use his or its best efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to transfer any Intellectual Property to the Buyer and, at the expense of Buyer, to permit the Buyer to promptly obtain all governmental consents, licenses, permits, franchises, grants or other authorizations which are used in the Business ("Authorizations") and are required for the Business and operations of the Buyer after the Closing.


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

9.4 Assignment of Purchased Assets; Consents. Prior to the Closing Date and for a period of one year thereafter, Shareholders and Seller shall use reasonable efforts to obtain all non-governmental approvals, consents or waivers necessary to assign to Buyer the Purchased Assets (the "Interests"), as soon as practicable; provided, however, Shareholders and Seller shall not be obligated to pay any consideration therefor to the third party from whom such approval, consent or waiver is requested. To the extent any of the approvals, consents or waivers referred to above have not been obtained by Shareholders' and Seller, Seller' only obligations with respect thereto shall be to use their reasonable efforts during the remaining term of such Interest to: (i) cooperate with Buyer in any reasonable and lawful arrangements designed to provide the benefits of such Interest to Buyer so long as Buyer reimburses Seller for all payments, charges or other liabilities made or suffered by Seller in connection therewith; and (ii) enforce, at the request of Buyer and for the account of Buyer, any rights of Seller arising from such Interest against such issuer thereof or the other party or parties thereto (including the right to elect to terminate any such Interest in accordance with the terms thereof upon the written advice of Buyer).

9.5 Rule 144. TJG covenants that it will (i) use its best efforts to comply with the current public information requirements of Rule 144(c)(1) under the Securities Act; and (ii) at all such times as Rule 144 is available for use by the holders of the Securities, the TJG will furnish each such holder upon request with all information within the possession of the TJG required for the preparation and filing of Form 144.

9.6 Audited Financial Statements. Upon the request of Buyer, Shareholders and Seller shall, at the expense of Buyer, take, or cause to be taken by their accountants, such action as is necessary to provide to Buyer audited financial statements of Seller, and appropriate accountant's consents, that comply with the requirements of Regulation S-X under the Securities Exchange Act of 1934, as amended.

9.7 TJG Stock Price Guarantee. In the event that TJG common stock does not have a fair market value of Fifteen Dollars ($15.00) or more per share on the one year anniversary of the Closing Date, then TJG shall promptly, but not later than ten (10) days thereafter, pay Seller in cash an amount equal to 10,000 times the difference between $15.00 and the average closing price per share of TJG common stock for the 20 trading days ending on the one year anniversary of the Closing Date. The above amount shall be adjusted to reflect any stock splits, recapitalizations, combinations or similar actions with respect to TJG stock.

SECTION 10. INDEMNIFICATION

10.1 Indemnification by Seller. Seller shall indemnify and hold Buyer and Buyer's officers, directors, employees and shareholders harmless against and in respect of any and all losses, costs, expenses, claims, damages, obligations and liabilities, including interest, penalties and reasonable attorneys fees and disbursements ("Damages"), which Buyer or any such person may suffer, incur or become subject to arising out of, based upon or otherwise in respect of: (i) any inaccuracy in or breach of any representation or warranty of Shareholders or Seller made in or pursuant to this Agreement, or any Seller Transaction Document; (ii) any breach or nonfulfillment of any covenant or obligation of Shareholders or Seller contained in this Agreement or any Seller Transaction Document; (iii) any liability or other obligation of Seller not expressly assumed by Buyer pursuant to Section 1.3; and (iv) any liability or obligation with respect to any Employee Benefit Plan maintained by any ERISA Affiliate of Seller, or to which any ERISA Affiliate of Seller is, or has been, obligated to contribute.

10.2 Indemnification by Buyer and TJG. Buyer and TJG shall indemnify and hold Seller and Seller' officers, directors and shareholders harmless against and in respect of any and all Damages which Seller may suffer, incur or become subject to arising out of, based upon or otherwise in respect of: (a) any inaccuracy in or breach of any representation or warranty of Buyer or TJG made in or pursuant to this Agreement or any Buyer Transaction Document; (b) any breach or nonfulfillment of any covenant or obligation of Buyer or TJG contained in this Agreement or any Buyer Transaction Document; and (c) the operation or failure to perform by Buyer of the Business and the Purchased Assets after the Closing Date, including any liability or other obligation of Seller assumed by Buyer pursuant to Section 1.3 herein.

10.3 Inter-Party Claims. Any party seeking indemnification pursuant to this
Section 10 (the "Indemnified Party") shall notify the other party or parties from whom such indemnification is sought (the "Indemnifying Party") of the Indemnified Party's assertion of such claim for indemnification, specifying the basis of such claim. The Indemnified Party shall thereupon give the Indemnifying Party reasonable access to the books, records and assets of the Indemnified Party which evidence or support such claim or the act, omission or occurrence giving rise to such claim and the right, upon prior notice during normal business hours, to interview any appropriate personnel of the Indemnified Party related thereto.


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

10.4 Third Party Claims.

     (a) Each Indemnified Party shall promptly notify the Indemnifying Party of the assertion by any third party of any claim with respect to which the indemnification set forth in this Section relates (which shall also constitute the notice required by Section 10.3). The Indemnifying Party shall have the right, upon notice to the Indemnified Party within twenty (20) business days after the receipt of any such notice, to undertake the defense of or, with the consent of the Indemnified Party (which consent shall not unreasonably be withheld), to settle or compromise such claim. The failure of the Indemnifying Party to give such notice and to undertake the defense of or to settle or compromise such a claim shall constitute a waiver of the Indemnifying Party's rights under this Section 10.4(a) and shall preclude the Indemnifying Party from disputing the manner in which the Indemnified Party may conduct the defense of such claim or the reasonableness of any amount paid by the Indemnified Party in satisfaction of such claim.

     (b) The election by the Indemnifying Party, pursuant to Section 10.4(a), to undertake the defense of a third-party claim shall not preclude the party against which such claim has been made also from participating or continuing to participate in such defense, so long as such party bears its own legal fees and expenses for so doing.

10.5 Limitations. Seller shall have no obligation to indemnify Buyer or any other person against Damages pursuant to Section 10.1(a) of this Agreement arising out of or based upon any inaccuracy in or breach of any representation or warranty made in or pursuant to this Agreement or any Transaction Document unless and until the aggregate of all such Damages suffered or incurred by Buyer and such persons exceeds $10,000; in which event Buyer and such persons shall be entitled to indemnification for the amount of all Damages suffered or incurred in excess of such amount.

10.6 Right of Set-Off.

     (a) Upon the terms and subject to the conditions set forth in this Section 10.6, Buyer shall have the right to set-off, against any amount which may be owed by Buyer to Seller pursuant to this Agreement, any amount owed by Seller to Buyer. The exercise of such right of set-off by Buyer shall not constitute an event of default under any obligation owed by Buyer to Seller.

     (b) In the event that Buyer elects to exercise the right of set-off provided for herein, Buyer shall provide Seller with at least 14 days prior written notice of such election. If (i) Seller fails to pay to Buyer the amount claimed to be owed (and for which Buyer seeks to exercise its right of set-off pursuant to this Section 10.6), and (ii) prior to the expiration of such 14 day period, Seller notifies Buyer in writing of its disagreement with Buyer's exercise of the right of set-off provided for herein, Buyer shall be entitled, upon the expiration of such 14 day period, to exercise its right of set-off provided for herein by delivering the amount sought to be set-off by Buyer to a separate escrow account (the "Escrow Account") established with an unaffiliated financial institution pending resolution of such dispute pursuant to arbitration, as provided for in Section 11.7 hereof. Such escrow funds, including all interest accruing thereon, if any, shall be held in the Escrow Account until such time as the dispute is resolved by the panel of arbitrators, as provided in Section 11.7 hereof, and shall be released by the escrow agent only as expressly directed by said arbitrators.

SECTION 11. MISCELLANEOUS.

11.1 Knowledge. All references in this Agreement to Shareholders' or Seller's knowledge respecting a particular matter shall conclusively be deemed and presumed to include, without limitation, all facts, circumstances and conditions known to Shareholders or Seller regarding such matter.

11.2 Survival of Representations and Warranties.

     (a) The representations and warranties made by the parties in this Agreement and in the certificates, documents, Schedules and Exhibits delivered pursuant hereto shall survive the consummation of the transactions herein contemplated for a period of eighteen (18) months, except that the representations and warranties set forth in Section 4.15 shall remain in force for a period corresponding to that of the applicable statute of limitations. Anything in this Agreement to the contrary notwithstanding, the representations and warranties of Shareholders and Seller hereunder, and the right of Buyer to indemnification for breach thereof, shall not be affected by any investigation of Seller or its subsidiaries made by Buyer or its agents or representatives.

     (b) The disclosures in the Disclosure Statement shall relate only to the representations and warranties to which they expressly refer and to no other representation or warranty in this Agreement. In the event of any inconsistency between the statements made in the body of this Agreement and those contained in the Disclosure Statement (other than an express exception to a specifically identified statement), those in this Agreement shall control.


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

11.3 Further Assurances. Each party hereto shall use best efforts to comply with all requirements imposed hereby on such party and to cause the transactions contemplated hereby to be consummated as contemplated hereby, and shall, from time to time and without further consideration, before or after the Closing, execute such further instruments, and take such other actions, as any other party hereto shall reasonably request in order to fulfill its obligations under this Agreement and to effectuate the purposes of this Agreement and to provide for the orderly and efficient transition of the Business to Buyer. Each party shall promptly notify the other parties of any event or circumstance known to such party that could prevent or delay the consummation of the transactions contemplated by this Agreement, or which would indicate a breach or non-compliance with any of the terms, conditions, representations, warranties or agreements of any of the parties to this Agreement.

11.4 Costs and Expenses. Except as otherwise expressly provided herein, each party shall bear its own expenses in connection herewith. Any and all transfer, documentary and similar taxes and recording and filing fees (other than sales and use taxes which shall be borne by Buyer) incurred in connection with the transactions contemplated herein shall be borne equally by Seller and by Buyer, except that any filing fees required by the U.S. Patent and Trademark Office with respect to the assignments of the patents and patent applications included in the Intellectual Property shall be borne by Buyer.

11.5 Notices. All notices or other communications permitted or required under this Agreement shall be in writing and shall be sufficiently given if and when hand delivered to the persons set forth below, or if sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested, or by telegram, telex or telecopy, receipt acknowledged, addressed as set forth below or to such other person or persons and/or at such other address or addresses as shall be furnished in writing by any party hereto to the others. Any such notice or communication shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor in all other cases.

     To Buyer:                        Judge Technical Services, Inc.
                                      Two Bala Plaza, Suite 405
                                      Bala Cynwyd, PA 19004
                                      Attention:  Richard T. Furlano, President
                                      Facsimile:  (610) 664-7090

     To Seller and Shareholders:      David Hood
                                   With a Copy to:
                                      Henry, Meier & Jones, L.L.P.
                                      1700 Pacific Ave, Suite 2700
                                      Dallas, TX   75201
                                      Attn:  William W. Meier, III.

11.6 Assignment and Benefit.

     (a) Neither Shareholder nor Seller shall assign this Agreement or any rights hereunder, or delegate any obligations hereunder, without the prior written consent of Buyer. The foregoing notwithstanding, subject to compliance with all applicable federal and state securities laws, Seller shall have the right to assign, pledge or hypothecate the Securities. Subject to the foregoing, this Agreement and the rights and obligations set forth herein shall inure to the benefit of, and be binding upon, the parties hereto, and each of their respective successors, heirs and assigns.

     (b) This Agreement shall not be construed as giving any person, other than the parties hereto and their permitted successors, heirs and assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any of the provisions herein contained, this Agreement and all provisions and conditions hereof being intended to be, and being, for the sole and exclusive benefit of such parties, and permitted successors, heirs and assigns and for the benefit of no other person or entity

11.7 Settlement of Disputes. The parties will attempt in good faith to resolve any and all controversies of every kind and nature between the parties to this Agreement arising out of or in connection with the existence, construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation, breach, continuance or termination of this Agreement (each, a "Dispute") promptly by negotiations between senior executives of the parties who have authority to settle the Dispute. The disputing party shall give the other party written notice of the Dispute. Within twenty days after receipt of said notice, the receiving party shall submit to the other a written response. The notice and response shall include (a) a statement of each party's position and a summary of the evidence and arguments supporting its position, and (b) the name and title of the executive who will represent that party. The executives shall meet at a mutually acceptable time and place within thirty days of the date of the disputing party's notice and thereafter as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the Dispute. If the matter has not been resolved within sixty days of the disputing party's notice, or if the party receiving said notice will not meet within thirty days, the Dispute shall be submitted to arbitration in accordance with the rules of the American Arbitration Association. The parties further agree that all matters shall be governed by the laws of the Commonwealth of Pennsylvania. The parties further agree that any arbitration conducted pursuant to this section, shall be held in Philadelphia, Pennsylvania before a panel of three (3) arbitrators, one selected each of the parties and the third select by the arbitrators selected by the parties. All deadlines specified in this Section may be extended by mutual agreement.


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

11.8 Amendment, Modification and Waiver. The parties may, by mutual agreement, amend or modify this Agreement in any respect, and Buyer and Seller may: (a) extend the time for the performance of any of the obligations of the other, (b) waive any inaccuracies in representations and warranties by the other, (c) waive compliance by the other with any of the obligations contained in this Agreement, and (d) waive the fulfillment of any condition precedent to the performance under this Agreement of the waiving party. Any such amendment, modification, extension or waiver shall be in writing. The waiver by a party of any breach of any provision of this Agreement shall not constitute or operate as a waiver of any other breach of such provision or of any other provision hereof, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.

11.9 Governing Law; Consent to Jurisdiction. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania (and United States federal law, to the extent applicable), irrespective of the principal place of business, residence or domicile of the parties hereto, and without giving effect to otherwise applicable principles of conflicts of law. Any of the parties, before or during the arbitration contemplated by Section 11.7, may apply to a court as set forth below for a temporary restraining order or preliminary injunction or similar equitable relief to protect its interests pending completion of such arbitration proceedings and, in particular, to enforce the provisions of Section 11.7 and to aid the arbitration contemplated thereby. For this purpose, each party agrees that suit may be instituted in any federal court in the Eastern District of Pennsylvania or in Montgomery County state court in the Commonwealth of Pennsylvania, and each party waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of any such court. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given as provided in Section
11.5 herein. Nothing contained in this Section 11.9, in Section 11.7 or elsewhere herein, shall be deemed to affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any jurisdiction other than Pennsylvania. Nothing contained herein or in any Transaction Document shall prevent or delay Buyer, Shareholders or Seller from seeking, in any court of competent jurisdiction, specific performance or other equitable remedies in the event of any breach or intended breach by Shareholders, Seller or Buyer of any of his or its obligations hereunder.

11.10 Section Headings and Defined Terms. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement. The terms defined herein and in any agreement executed in connection herewith include the plural as well as the singular and the singular as well as the plural. Except as otherwise indicated, all agreements defined herein refer to the same as from time to time amended or supplemented or the terms thereof waived or modified in accordance herewith and therewith.

11.11 Severability. The invalidity or unenforceability of any particular provision, or part of any provision, of this Agreement shall not affect the other provisions or parts hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

11.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original; and any person may become a party hereto by executing a counterpart hereof, but all of such counterparts together shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

11.13 Entire Agreement, etc. This Agreement, together with the Disclosure Statement and the agreements, Exhibits, Schedules, appendices and certificates referred to herein or delivered pursuant hereto, constitute the entire agreement between the parties hereto with respect to the purchase and sale of the Purchased Assets and supersede all prior agreements and understandings. All Schedules, Exhibits and appendices attached hereto and referred to herein are hereby incorporated herein and made a part hereof as if fully set forth herein. The submission of a draft of this Agreement or portions or summaries thereof does not constitute an offer to purchase or sell the Purchased Assets, it being understood and agreed that neither Buyer, Shareholders nor Seller shall be legally obligated with respect to such a purchase or sale or to any other terms or conditions set forth in such draft or portion or summary unless and until this Agreement has been duly executed and delivered by all parties.


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

     IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement, all as of the date first above written.

BUYER:                                         JUDGE TECHNICAL SERVICES, INC.

                                               By: /s/Richard T. Furlano
                                                   -----------------------------
                                                   Richard T. Furlano, President

SELLER:                                        TECH STARS, INC.

                                               By: /s/David Hood
                                                   -----------------------------
                                                   David Hood, President

                                               By: /s/Scott Bass
                                                   -----------------------------
                                                   Scott Bass, General Manager

TJG:                                           THE JUDGE GROUP, INC.

                                               By: /s/Richard T. Furlano
                                                   -----------------------------
                                                   Richard T. Furlano, President

SHAREHOLDERS:                                      /s/David Hood
                                                   -----------------------------
                                                   David Hood, individually

                                                   /s/Scott Bass
                                                   -----------------------------
                                                   Scott Bass, individually




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